Exhibit 16.1

RBSM LLP

Certified Public Accountants

5 West 37th Street

9th Floor

New York, New York 10018

November 3, 2011

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Hartman Short Term Income Properties XX, Inc.’s (the “Company”) Form 8-K dated November 3, 2011, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP

RBSM LLP